                                                                    Exhibit 10.2



                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 30, 1997 (the "Effective Date"), by and between ARADIGM CORPORATION, a California corporation ("Aradigm"), and SMITHKLINE BEECHAM PLC, a corporation existing under the laws of the United Kingdom ("SB").

                                    RECITALS

A. Aradigm and SB are entering into that certain Product Development and Commercialization Agreement dated as of the Effective Date of this Agreement (the "Development Agreement").

B. In connection with entry into the Development Agreement, Aradigm desires to sell and issue to SB, and SB desires to buy, shares of Aradigm's common stock, as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.      PURCHASE AND SALE.

        Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, Aradigm hereby agrees to issue and sell to SB, and SB hereby agrees to purchase from Aradigm, the aggregate number of shares of Aradigm's Common Stock (the "Shares") determined in accordance with Sections 1.1 and 1.4 hereof.

        1.1 INITIAL SHARES. On the First Closing Date (as defined in Section 1.2), Aradigm shall issue and sell to SB, and SB shall purchase from Aradigm for $5,000,000 (the "Initial Purchase Price"), the number of shares of Aradigm's Common Stock (the "Initial Shares") equal to the quotient of $5,000,000 divided by the First Market Price (as hereinafter defined). In the event the number of Initial Shares includes a fraction of a share, the number of Initial Shares shall be increased to the nearest whole number of shares and the Initial Purchase Price shall be increased to equal the First Market Price times such whole number of Initial Shares. The First Market Price shall be one hundred twenty-five percent (125%) of the [*]

        1.2 FIRST CLOSING DATE. The closing of the sale and purchase of the Initial Shares (the "First Closing") shall take place on the date (the "First Closing Date") that is five (5) business days after the expiration or earlier termination of the applicable waiting period for the notification provided by SB and Aradigm (as discussed further in Section 15.1 of the Development Agreement) to the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act (the "Act"). In the event the termination of such waiting period has not occurred within ninety (90) days after the initial notification under the Act, then either Party


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1.

may elect to terminate this Agreement on written notice to the other provided within twenty (20) days after the end of such ninety (90) day period.

        1.3 DELIVERY. At the First Closing, Aradigm will deliver to SB a certificate registered in the name of SB, representing the Initial Shares to be purchased by SB from Aradigm, dated the First Closing Date, against payment of the Initial Purchase Price by wire transfer, a check made payable to the order of Aradigm, or any combination thereof.

        1.4    ADDITIONAL SHARES.

               (a) Commencing on the Effective Date and continuing thereafter until the date that is [*] (as such terms are defined in the Development Agreement) (such period referred to herein as the "Sale Period"), Aradigm shall have the right, but not the obligation, to sell to SB the Additional Shares, as provided in subsection 1.4(b) below. Such right shall be effected by Aradigm's delivery to SB of a written notice specifying its election to sell to SB such Additional Shares (the "Shares Sale Notice"), which notice must be provided, if at all, during the Sale Period.

               (b) Provided that Aradigm has delivered to SB the Shares Sale Notice in compliance with Subsection 1.4(a), on the Second Closing Date (as defined in Section 1.5), Aradigm shall issue and sell to SB, and SB shall purchase from Aradigm for an additional $5,000,000 (the "Additional Purchase Price"), the number of shares of Aradigm's Common Stock (the "Additional Shares") equal to the quotient of $5,000,000 divided by the Second Market Price (as hereinafter defined). The Second Market Price shall be [*]. In the event the number of Additional Shares issuable pursuant to this Section 1.4 includes a fractional share, the number of Additional Shares shall be increased to the nearest whole number of shares, and the Additional Purchase Price shall be increased to equal the Second Market Price times such whole number of Additional Shares.

               (c) Aradigm shall not deliver the Shares Sale Notice at any time when [*] are for dates prior to the ex-dividend date for any distribution with respect to the Shares unless SB receives such distribution with respect to the Additional Shares. SB shall not be entitled to any rights as holder of the Additional Shares until completion of the Second Closing.

               (d) Aradigm shall not deliver the Shares Sale Notice at any time when [*] as of (i) the date of delivery of the Shares Sale Notice or (ii) any of the ten (10) trading days preceding such delivery date.

        1.5 SECOND CLOSING DATE. The closing of the sale and purchase of the Additional Shares (the "Second Closing") shall take place on the business day (the "Second Closing Date") that is twelve (12) trading days after the date of delivery of the Shares Sale Notice.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       2.

        1.6 DELIVERY. At the Second Closing, Aradigm will deliver to SB a certificate registered in the name of SB, representing the Additional Shares to be purchased by SB from Aradigm, dated the Second Closing Date, against payment of the Additional Aggregate Purchase Price by wire transfer, a check made payable to the order of Aradigm, or any combination of the above.

        1.7 RULE 144 REPORTING. With a view to making available to SB the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the shares Securities to the public without registration, Aradigm agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the 1933 Act") or any similar or analogous rule promulgated under the 1933 Act, as long as the Shares are outstanding;

               (b) File with the SEC, in a timely manner, all reports and other documents required of Aradigm under the 1933 Act and the Securities Act of 1934, as amended (the "1934 Act");

               (c) Take all such action (including without limitation the furnishing of the information described in Rule 144(d)(4)) as may be necessary to facilitate a sale of the shares by SB to a "qualified institutional buyer," as such term is defined in Rule 144A of the 1933 Act.

        1.8 "MARKET STAND-OFF" AGREEMENTS. SB hereby agrees that prior to the second anniversary of the Effective Date it shall not sell or otherwise transfer or dispose of any of the Shares held by it. In addition, SB hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of Aradigm filed under the 1933 Act, it shall not, to the extent requested by Aradigm or any underwriter, sell or otherwise transfer or dispose of any Common Stock of Aradigm held by it at any time during such period (except Common Stock included in such registration); provided, however, that:

               (a) Such agreement shall be applicable only to registration statements of Aradigm which cover Common Stock (or other securities) to be sold on its behalf to the public;

               (b) Such Agreement shall be applicable only if SB holds at least one percent (1%) of the Common Stock of Aradigm then outstanding; and

               (c) All officers and directors of Aradigm and any other stockholders owning at least five percent (5%) of the Common Stock of Aradigm then outstanding (excluding stockholders that acquired their positions in the public market) enter into similar agreements.

        Aradigm may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the applicable periods. The agreement of SB set forth in this Section 1.8 shall lapse on the second anniversary of the Second Closing.



                                       3.
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2.      REPRESENTATIONS AND WARRANTIES OF ARADIGM.

        Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit A, which shall contain Section numbers specifically corresponding to the Section numbers in this Agreement, or, with respect to the Second Closing, the Second Schedule of Exceptions, which shall be provided to SB at the Second Closing and shall be attached to Exhibit A hereto, Aradigm hereby represents and warrants to SB as follows:

        2.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. Aradigm is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Aradigm is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would not materially adversely affect Aradigm, its assets, financial condition or operations. True and correct copies of Aradigm's Amended and Restated Articles of Incorporation and Bylaws currently in effect have been delivered to SB.

        2.2 AUTHORIZATION. All corporate action on the part of Aradigm, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all Aradigm's obligations hereunder, and for the authorization, issuance, sale and delivery of the Initial Shares and the Additional Shares has been taken or will be taken prior to each of the First Closing and the Second Closing, respectively. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Aradigm in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to general equity principles.

        2.3 VALIDITY OF SHARES. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by Aradigm; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

        2.4 OFFERING. Assuming the accuracy of the representations and warranties of SB contained in Section 3 hereof, the offer, issue, and sale of Shares are exempt from the registration and prospectus delivery requirements of the 1933 Act, and the Initial Shares have been and the Additional Shares will be registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.



                                       4.
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        2.5    FULL DISCLOSURE.

               (a) As of the First Closing, Aradigm has furnished to SB the following documents, and the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading:

               Aradigm's annual report on Form 10-K as amended by Form 10-K/A for the fiscal year ended December 31, 1996; and Aradigm's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997, and any additional Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the Effective Date but prior to the First Closing.

               (b) As of the Second Closing, Aradigm shall have furnished to SB the following documents, and the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading:

               Aradigm's annual report on Form 10-K as amended by Form 10-K/A for the most recent fiscal year prior to the Second Closing Date for which such document is publicly available; and Aradigm's Quarterly Reports on Form 10-Q for the quarters after such fiscal year, to the extent publicly available.

        2.6 NO CONFLICT; NO VIOLATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not (a) conflict with any provisions of the Amended and Restated Certificate of Incorporation or Bylaws of Aradigm; (b) result in any material violation or default of, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any material mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to Aradigm or its properties.

        2.7 CONSENTS AND APPROVALS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of Aradigm in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the First Closing or the Second Closing, as applicable, except for notices required or permitted to be filed with certain state and federal securities commissions after the First Closing or the Second Closing, as the case may be, which notices will be filed on a timely basis.

        2.8 ABSENCE OF CERTAIN DEVELOPMENTS. With respect to the First Closing, since June 30, 1997, and with respect to the Second Closing, since the end of the last fiscal quarter prior to such Second Closing for which Aradigm's filing on Form 10-Q is publicly available, Aradigm has not (a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of



                                       5.

business, consistent with past practices; (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible;
(c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any material change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse to Aradigm.

3.      REPRESENTATIONS AND WARRANTIES OF SB.

        SB hereby represents and warrants to Aradigm as follows:

        3.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

        3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by Aradigm, this Agreement will be a valid and binding agreement of it.

        3.3    INVESTMENT REPRESENTATIONS.

               (a) It is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing the Initial Shares and the Additional Shares will be endorsed with the following legend:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) PURSUANT TO SEC RULE 144 OR (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR (C) ARADIGMRECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO ARADIGM, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."



                                       6.

and (iii) Aradigm will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

        SB shall have the right to demand removal of the foregoing legend with respect to any or all of the Shares if, in the opinion of counsel to Aradigm, removal of such legend is permitted by the rules and regulations of the SEC.

               (c) It has been furnished with such materials and has been given access to such information relating to Aradigm as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding Aradigm and the Shares, all as it has found necessary to make an informed investment decision.

               (d) It is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

               (e) It was not formed for the specific purpose of acquiring the Shares offered hereunder.

4.      CONDITIONS TO FIRST CLOSING.

        4.1 CONDITIONS TO OBLIGATIONS OF SB. SB's obligation to purchase the Initial Shares at the First Closing is subject to the fulfillment, at or prior to the First Closing, of all of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Aradigm in Section 2 hereof shall be true and correct in all material respects on the date of the First Closing with the same force and effect as if they had been made on and as of said date; and Aradigm shall have performed all obligations and conditions herein required to be performed by it on or prior to the First Closing.

               (b) OPINION OF ARADIGM'S COUNSEL. SB shall have received from Cooley Godward LLP, counsel to Aradigm, an opinion letter substantially in the form attached hereto as Exhibit B, addressed to it, dated the First Closing Date.

               (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SB and its special counsel, and SB and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the First Closing. No stop order or other order enjoining the sale of the Initial Shares shall have been



                                       7.

issued and no proceedings for such purpose shall be pending or, to the knowledge of Aradigm, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the First Closing, the sale and issuance of the Initial Shares shall be legally permitted by all laws and regulations to which SB and Aradigm are subject.

               (e) COMPLIANCE CERTIFICATE. Aradigm shall have delivered to SB a Certificate, executed by the President of Aradigm, dated the date of the First Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 4.1.

        4.2 CONDITIONS TO OBLIGATIONS OF ARADIGM. Aradigm's obligation to issue and sell the Initial Shares at the First Closing is subject to the fulfillment to Aradigm's satisfaction, on or prior to the First Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by SB in Section 3 hereof shall be true and correct at the date of the First Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. SB shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the First Closing.

               (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the First Closing. No stop order or other order enjoining the sale of the Initial Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Aradigm, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the First Closing, the sale and issuance of the Initial Shares shall be legally permitted by all laws and regulations to which SB and Aradigm are subject.

5.      CONDITIONS TO SECOND CLOSING.

        5.1 CONDITIONS TO OBLIGATIONS OF SB. SB's obligation to purchase the Additional Shares at the Second Closing is subject to the fulfillment, at or prior to the Second Closing, of all of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Aradigm in Section 2 hereof shall be true and correct in all material respects on the date of the Second Closing with the same force and effect as if they had been made on and as of said date; and Aradigm shall have performed all obligations and conditions herein required to be performed by it on or prior to the Second Closing.



                                       8.

               (b) OPINION OF ARADIGM'S COUNSEL. SB shall have received from Cooley Godward LLP, counsel to Aradigm, an opinion letter substantially in the form attached hereto as Exhibit B, addressed to it, dated the Second Closing Date.

               (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SB and its special counsel, and SB and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Additional Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Second Closing. No stop order or other order enjoining the sale of the Additional Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Aradigm, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Second Closing, the sale and issuance of the Additional Shares shall be legally permitted by all laws and regulations to which SB and Aradigm are subject.

               (e) COMPLIANCE CERTIFICATE. Aradigm shall have delivered to SB a Certificate, executed by the President of Aradigm, dated the date of the Second Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 5.1.

               (f) NO TERMINATION OF DEVELOPMENT AGREEMENT; NO BREACH. A termination of the Development Agreement pursuant to Section 14.2 (by either party) or Section 14.3 thereof (by SB) shall not have become effective. In addition, Aradigm shall not have committed a material breach of the Development Agreement as to which SB has provided Aradigm with written notice pursuant to
Section 14.2, unless such breach has been cured by Aradigm or waived by SB.

               (g) NO CHANGE OF CONTROL OF ARADIGM. There shall have been no Change of Control of Aradigm between the First Closing and the Second Closing. For purposes of this Section 5(g) "Change of Control" means the occurrence of any of the following events:

                      (i) all or substantially all of the assets of Aradigm are sold, leased, exchanged or otherwise transferred to any other person or group of persons acting in concert as a partnership or other group (a "Group") other than an affiliate of Aradigm;

                      (ii) Aradigm is merged or consolidated with or into another entity with the effect that the existing equity holders hold less than 50% of the combined voting power of the then outstanding securities ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors (or in the election of persons serving in a



                                       9.

similar capacity) of the surviving entity of such merger or the entity resulting from such consolidation.

                      (iii) a change in the composition of the board of directors of Aradigm as a result of which during any period of two consecutive years after the First Closing, individuals who at the beginning of such period constitute Aradigm's Board of Directors (together with any new director whose election by Aradigm's Board of Directors or whose nomination for election by Aradigm's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors in office at the end of such period; or

                      (iv) a person or Group shall, as a result of a tender or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the securities of Aradigm representing 50% or more of the combined voting power of the then outstanding securities of Aradigm ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

               (h) Aradigm shall not have (i) filed in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or (ii) been served with an involuntary petition against it, filed in any insolvency proceeding, which petition has not been dismissed as of the Second Closing Date.

        5.2 CONDITIONS TO OBLIGATIONS OF ARADIGM. Aradigm's obligation to issue and sell the Additional Shares at the Second Closing is subject to the fulfillment to Aradigm's satisfaction, on or prior to the Second Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by SB in Section 3 hereof shall be true and correct at the date of the Second Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. SB shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Second Closing.

               (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Additional Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Second Closing. No stop order or other order enjoining the sale of the Additional Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Aradigm, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Second Closing, the sale and



                                      10.

issuance of the Additional Shares shall be legally permitted by all laws and regulations to which SB and Aradigm are subject.

6.      MISCELLANEOUS.

        6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

        6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

        6.3 ENTIRE AGREEMENT. This Agreement, the Development Agreement, and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

        6.4 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Aradigm and SB. Any amendment or waiver effected in accordance with this Section shall be binding upon SB, each future holder of the Shares, and Aradigm.

        6.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to SB or any subsequent holder of any Shares upon any breach, default or noncompliance of Aradigm under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on SB's part of any breach, default or noncompliance under this Agreement or any waiver on SB's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to SB, shall be cumulative and not alternative.



                                      11.

        6.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(a) upon personal delivery, (b) on report of successful transmission by facsimile machine that automatically generates a printed report indicating whether transmission was completed successfully, at the conclusion of each transmission, (c) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or five
(5) business days after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the part so notifies the other in writing:

               (a)    if to Aradigm, to:

                             ARADIGM CORPORATION
                             26219 Eden Landing Road
                             Hayward, CA  94545
                             Telecopier:  (510) 783-0410
                             Attention:  President and Chief Executive Officer

                             with a copy to:

                             COOLEY GODWARD LLP
                             5 Palo Alto Square, 4th Floor
                             3000 El Camino Real
                             Palo Alto, CA 94306-2155
                             Attention:  James C. Kitch, Esq.

                      (b)    if to SB, to:

                             SMITHKLINE BEECHAM PLC
                             c/o SmithKline Beecham Corporation
                             One Franklin Plaza (FP 1935)
                             Philadelphia, PA  19102
                             Telecopier:  (215) 751-4253
                             Attention:  Elizabeth Posner

                             with a copy to:

                             SMITHKLINE BEECHAM CORPORATION
                             One Franklin Plaza (FP 2225)
                             Philadelphia, PA 19102
                             Telecopier: (215) 751-5349
                             Attention: Donald F. Parman

        Notwithstanding the foregoing, all notices and other communications to an address outside of the United States shall be sent by telecopy and confirmed in writing to be sent by first class mail.



                                      12.

        6.8    FINDER'S FEES.

               (a) Aradigm (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold SB harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Aradigm or any of its employees or representatives is responsible.

               (b) SB (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Aradigm harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which SB or any of its employees or representatives are responsible.

        6.9 INFORMATION CONFIDENTIAL. SB acknowledges that any non public information received by it pursuant hereto is confidential and for SB's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys, in each case who agree to be bound by this Section 6.9), except in connection with the exercise of rights under this Agreement, unless such information becomes available to the public generally or it is required by a governmental body to disclose such information.

        6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        The foregoing Agreement is hereby executed as of the date first above written.



ARADIGM CORPORATION                         SMITHKLINE BEECHAM PLC



By: [SIG]                                        By:  [SIG]
  -----------------------                      ---------------------------




                                      13.

                                LIST OF EXHIBITS

                                    EXHIBITS


Exhibit A - SCHEDULE OF EXCEPTIONS
Exhibit B - OPINION OF COMPANY'S COUNSEL

                                    EXHIBIT A


                             SCHEDULE OF EXCEPTIONS

                              ARADIGM CORPORATION

                             SCHEDULE OF EXCEPTIONS

     This is the Schedule of Exceptions to that certain Stock Purchase Agreement, dated as of September 30, 1997 (the "Agreement"), by and between Aradigm Corporation (the "Company") and SmithKline Beecham plc. Unless noted otherwise, any capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. The paragraph numbers of this Schedule of Exceptions correspond to the sections of the Agreement to which the disclosures relate. However, all information disclosed herein shall be deemed disclosed under and incorporated into any other section of the Agreement where such disclosure would be appropriate. References to any document do not purport to be complete and are qualified in their entirety by the document itself.

SECTION 2.1

     The Company has sales representatives in [*]. The Company does not have any offices in these states, and such sales representatives have not made any sales of the Company's products.

SECTION 2.8

     The Company has entered into a [*], dated August 25, 1997
(the "Loan Agreement").

     Pursuant to the Loan Agreement, [*] the assets of the Company.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                       1.

                                    EXHIBIT B


                          OPINION OF COMPANY'S COUNSEL





                                       2.

COOLEY GODWARD LLP              ATTORNEYS AT LAW         San Francisco, CA
                                                         415 693-2000

                                Five Palo Alto Square    Menlo Park, CA
                                3000 El Camino Real      650 843-5000
                                Palo Alto, CA
                                94306-2155               San Diego, CA
                                Main  650 843-5000       619 550-6000
                                Fax   650 857-0663
                                                         Boulder, CO
                                                         303 546-4000

                                                         Denver, CO
                                                         303 606-4800

                                www.cooley.com

                                JAMES C. KITCH
                                650 843-5027
                                kitchjc@cooley.com

October ___, 1997

SmithKline Beecham plc
c/o SmithKline Beecham Corporation
One Franklin Plaza (FP 1935)
Philadelphia, PA 19102

RE:     ARADIGM CORPORATION

Ladies and Gentlemen:

We have acted as counsel to Aradigm Corporation, a California corporation (the "Company"), in connection with the issuance and sale to you of the Initial Shares (as defined in the Stock Purchase Agreement between you and the Company, dated as of September ___, 1997 (the "Purchase Agreement")), such issuance and sale to take place pursuant to the terms and conditions of the Purchase Agreement. We are rendering this opinion pursuant to Section 5.1(b) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Purchase Agreement; that the Purchase Agreement is an obligation binding upon you; that you have filed any required California franchise or income tax

Page Two

returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement that would modify or interpret the terms of the Purchase Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the opinion in paragraph 3 hereof regarding issued and outstanding capital stock of the Company, we have examined and have relied solely on a certificate furnished by the Company's transfer agent, Bank of Boston, a copy of which has been made available to you. We have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 4 below with respect to material defaults under any of the Material Agreements (as defined below), we have relied solely upon (i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound (the "Material Agreements"), and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to disqualify would materially and adversely affect the Company, its assets, financial condition or operations.

        2. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement with creditors,

Page Three

moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        3. The Company's authorized capital stock consists of forty-five million (45,000,000) shares of Common Stock, of which (excluding the Initial Shares to be issued at Closing) ___________________________________________ (___________)
are issued and outstanding. The Initial Shares have been duly and validly authorized, and upon issuance and delivery against payment therefor in accordance with the Purchase Agreement will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights outstanding to purchase any shares of the authorized but unissued capital stock of the Company, other than rights granted under the Company's Equity Incentive Plan, Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan, for which the Company has reserved 2,355,000 shares of its Common Stock, a warrant held by a lease financing entity to purchase 37,500 shares of Common Stock, and the rights created in connection with the transactions contemplated by the Purchase Agreement.

        4. The execution, delivery and performance of the Purchase Agreement by the Company and the offer, issuance and sale of the Initial Shares pursuant thereto (a) do not constitute a material default under the provisions of any of the Material Agreements, (b) do not violate any provision of the Company's Certificate of Incorporation or Bylaws, and (c) do not violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

        5. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or overtly threatened against the Company before any domestic or foreign court or administrative agency that questions the validity of the Purchase Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

        6. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the offer, issuance and sale of the Initial Shares contemplated by the Purchase Agreement have been made or obtained.

        7. The offer and sale of the Initial Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

Page Four

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP

By:
   ------------------------------------
        James C. Kitch